UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2015

The Travelers Companies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-10898	41-0518860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

485 Lexington Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(917) 778-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

The Travelers Companies, Inc. (the “Company”) held its annual meeting of shareholders on May 20, 2015.  For more information on the following proposals submitted to shareholders, see the Company’s definitive Proxy Statement dated April 3, 2015.  Below are the final voting results.

Item 1 — Election of Directors

Name	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Alan L. Beller	244,827,242	923,044	1,391,325	34,275,675
John H. Dasburg	241,009,880	3,855,815	2,275,916	34,275,675
Janet M. Dolan	242,463,511	2,949,670	1,728,430	34,275,675
Kenneth M. Duberstein	233,432,435	11,509,994	2,199,182	34,275,675
Jay S. Fishman	227,973,569	13,788,183	5,379,859	34,275,675
Patricia L. Higgins	244,919,050	927,205	1,295,356	34,275,675
Thomas R. Hodgson	241,422,145	3,399,232	2,320,234	34,275,675
William J. Kane	245,176,736	713,935	1,250,940	34,275,675
Cleve L. Killingsworth Jr.	239,556,662	5,723,824	1,861,125	34,275,675
Philip T. Ruegger III	244,609,715	1,318,890	1,213,006	34,275,675
Donald J. Shepard	239,526,920	5,759,793	1,854,898	34,275,675
Laurie J. Thomsen	237,993,757	6,983,641	2,164,213	34,275,675

Item 2 — Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
276,844,434	3,281,139	1,291,713	0

Item 3 — Non-Binding Vote to Approve Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
195,845,493	48,966,028	2,330,090	34,275,675

Item 4 — Shareholder Proposal Relating to Political Contributions and Expenditures

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
74,428,554	138,378,940	34,334,117	34,275,675

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2015	THE TRAVELERS COMPANIES, INC.

	By:	/s/ Kenneth F. Spence III
		Name:	Kenneth F. Spence III
		Title:	Executive Vice President and General Counsel